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                                                                   Exhibit 10.24



                       FIRST AMENDMENT TO LEASE AGREEMENT


      THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is dated as of June 28, 1999 between WESTWOOD CENTER, L.L.C., a Delaware limited liability company ("Landlord"), and INTERLIANT, INC., (formerly known as Sage Networks, Inc.), a Delaware corporation ("Tenant").


                                   WITNESSETH

      WHEREAS, Landlord entered into a Deed of Lease with Tenant dated as of February 12, 1999 (the "Lease"), whereby Tenant leased from Landlord certain commercial office premises (the "Premises") located on the first floor of the property located at 8619 Westwood Center Drive, Vienna, Virginia (the "Building");

      WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the remaining square footage located on the first floor of the Building, on the same terms and conditions as contained in the Lease as amended and modified hereby.

      NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties hereto agree as follows:

      1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease and the work agreement attached as Exhibit C thereto.

      2. Effective Date. This Amendment shall constitute a present and binding agreement between the parties hereto which shall be effective as of the date hereof.

      3. Expansion Space. "Expansion Space" with respect to this Amendment shall mean that portion of the Building on the first (1st) floor of the Building which is demised hereunder by Landlord to Tenant and which is described and depicted as "Wing A" in Exhibit A to the Lease.

      4. Expansion Space Commencement Date. The Expansion Space Commencement Date hereunder shall be September 1,1999.

      5. Premises. From and after the Expansion Space Commencement Date, "Premises" shall mean, in addition to those portions of the Building included in the meaning of Premises under the Lease, (i) the Expansion Space, such that the Premises consist of the entirety of the first floor of the Building, (exclusive of the Common Areas), containing 22,270 rentable square feet, and (ii) that pad location on the Site Plan (as defined in the Lease) on which Tenant's generator(s) and fuel tank is located, as generally depicted on Exhibit A attached to this Amendment. The definition of Premises as set forth in this
Section 5 shall be applicable for all
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purposes of the Lease, including, but not limited to, the calculation of
Tenant's Share and the calculation of Base and Additional Rent

      6. Tenant's Share. Commencing upon the Expansion Space Commencement Date, "Tenant's Share" shall mean 22.94% (22,270/97,081).

      7. Construction of Tenant Improvements. "Tenant's Work" hereunder shall mean the construction of the Tenant Improvements within the Expansion Space in accordance with the Approved Plans as defined in Exhibit C to the Lease. The Improvement Allowance as set forth in such Exhibit C is hereby increased to an aggregate $222,700.00, calculated at $10.00 per rentable square foot of the Premises. Access to the Expansion Space shall be given to Tenant on June 15, 1999 for purposes of Tenant's performance of Tenant's Work (but not for Tenant's occupancy thereof).

      8. Term. The term of the Lease applicable to the Expansion Space shall commence on September 1, 1999, and expire one hundred twenty (120) months thereafter. The Term of the Lease as set forth in Section 1.3 thereof is hereby amended and modified to be coterminous with the term of the Expansion Space; it being the intent hereof that the Term of the Lease shall expire on August 31, 2009.

      9. Security Deposit. Within three (3) business days after the date hereof, Tenant shall increase (i) the Security Deposit as set forth in Section 3.1 of the Lease to an aggregate Two Hundred Fifty Thousand Dollars ($250,000.00), and
(ii) the Advance Deposit as set forth in Section 3.2 of the Lease to an aggregate $43,612.08.

      10. Base Rent. The annual Base Rent for the Expansion Space (which shall be paid in monthly installments as a portion of the "Monthly Base Rent" under and pursuant to the Lease) for the initial Lease Year of the Term of the Expansion Space shall be Twenty Three Dollars and Fifty Cents ($23.50) per square foot of the Expansion Space. Base Rent is "net" of electrical service which will be contracted for and paid directly by Tenant. As of September 1, 2000, and each subsequent annual anniversary of the Expansion Space Commencement Date thereafter, the Base Rent for the Expansion Space shall be increased to an amount equal to one hundred three percent (103%) of the Base Rent for the Expansion Space for the immediately preceding Lease Year. The foregoing shall not affect the scheduled escalation of Base Rent for the initial Premises as originally set forth in the Lease, which shall remain as originally contemplated therein (it being the intent hereof that the Base Rent applicable to the Expansion Space shall be adjusted as of September 1 of each year, and the Base Rent applicable to the balance of the Premises shall be adjusted as of July 1 of each year).

      11. Assignment; Subleasing. Tenant's right to sublease and or assign the Expansion Space shall be as set forth in Article 21 of the Lease.

      12. Right of First Offer

            12.1 Provided that Tenant is not in default under the Lease, Tenant shall have a right of first offer to lease any space (except space leased to Tenant) which is not currently vacant
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but subsequently is leased and then becomes available for re-lease on the 8370-5 floor of the Building during the Lease Term (hereinafter "Qualifying Space"). Notwithstanding the preceding sentence, (i) this right of first offer is subject and subordinate to the rights of existing Building tenants, including without limitation, any renewal, expansion, or any other contractual options to lease or occupy space within the Building previously granted to such existing Building tenants, and/or the holding over of such existing tenant(s); (ii) Tenant shall not have a right of first offer in the event that leasing the Qualifying Space to Tenant would "adversely affect the leasability of the remaining space" (as defined below); and (iii) Landlord shall have no obligation to offer this right of first offer to Tenant more than once on any Qualifying Space.

            12.2 For purposes of this Lease, leasing a Qualifying Space to Tenant shall "adversely affect the leasability of the remaining space" if the remaining space on such floor is of a configuration which hinders the marketability of the remaining space to potential Building tenants or renders the space unsuitable for its intended use (including without limitation, configurations which consist of only interior space or space which has disproportionately few or no windows; space which is not contiguous; space which is oddly-shaped or includes a disproportionate amount of Building core areas; space for which there is limited or no access to or from the common areas of the Building; or space for which it is disproportionately expensive or impractical to partition or provide utilities or other services for). Tenant expressly agrees that Landlord's determination, which shall be made in Landlord's sole discretion, regarding whether leasing a Qualifying Space to Tenant would adversely affect the leasability of the remaining space, shall be determinative.

            12.3 In the event any Qualifying Space becomes available during the Term, Landlord shall, if ascertainable, notify Tenant in writing of the size and location of such space (the "Offered Space") at least three (3) months prior to the expiration of the lease term applicable to such Offered Space. Landlord's notice shall be hereafter referred to as the "Offer Notice". The Offer Notice shall include the lease term for the Offered Space, which shall be coterminous with the Lease Term (or, if applicable, the Renewal Term) of the initially leased Premises, regardless of when the Offered Space becomes available.

            12.4 The Offer Notice shall specify that the terms and conditions for leasing the Offered Space shall be the identical to the terms and conditions in this Lease, except that the rental rate and tenant improvement allowance for the Offered Space shall be the current rental rate and interior improvement allowance being offered by Landlord for comparable space in the Building. The Offer Notice shall state the dollar amounts of such rental rate and allowance (the amount of such allowance being adjusted based upon the number of months then remaining in the Term).

            12.5 Tenant shall have fifteen (15) business days after receipt of the Offer Notice to (i) exercise its right of first offer by giving Landlord written notice of Tenant's election to lease all (but not less than all) of, such Offered Space ("Tenant's Election Notice"), or (ii) elect not to exercise its right of first offer for the Offered Space.

            12.6 In the event Tenant exercises its right of first offer to lease the Offered
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within such fifteen (15) business day period for an Offered Space then Tenant and Landlord shall execute an Amendment to this Lease as follows: Landlord shall promptly prepare and deliver to Tenant an Amendment to this Lease (the "Amendment") which brings the Offered Space under the terms and conditions of the Lease. Specifically, the Amendment shall: (i) make the square footage of the Offered Space part of the Premises; (ii) specify that the rental rate and allowance for the Offered Space is then current rental rate stated in the Offer Notice; (iii) specify that Tenant shall accept the Offered Space in "as-is" condition (subject to the allowance), and that Tenant shall not receive any free rent or reduced rent for the Offered Space; (iv) increase Tenant's Proportionate Share to include the Offered Space; (v) specify that the commencement date for the Offered Space shall be forty five (45) days after the date on which the Offered Space becomes vacant; (vi) specify that any improvements or construction that Tenant performs in the Offered Space shall be treated as an "Alteration" pursuant to the Lease; and (vii) specify that, except for (i) - (vi), all other terms and conditions of the Lease shall remain in full force and effect and with respect to the Premises and the Offered Space. Tenant shall execute and deliver the Amendment to Landlord within five (5) days after Tenant's receipt of the Amendment, in a form mutually satisfactory to Landlord and Tenant.

            12.7 In the event Tenant fails or declines to exercise its right of first offer within the requisite time periods in accordance with this Section 12 with respect to a particular Offered Space, or in the event Tenant fails or declines to execute and deliver the Amendment for an Offered Space within the requisite time period after Tenant exercises its right of first offer, then Tenant's right of first offer with respect to that particular Offered Space shall be extinguished and shall thereafter be null and void and of no further force and effect, and Landlord shall thereafter have the right to lease such Offered Space to third parties on such terms as Landlord (in its sole discretion) deems appropriate, without any further notification to Tenant.

            12.8 Time is of the essence in this Section 12.

            12.9 Tenant acknowledges and agrees that this right of first offer and any other rights granted under this Section 12 are granted exclusively to Tenant and not to any assignee or sublessee of Tenant; unless such assignee is an entity which acquired substantially all of the assets or capital stock of Tenant or is an entity into which Tenant has merged.

      13. Complete Agreement; No Other Modification. This Amendment and the Lease contain the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. This Amendment may not be amended, modified, or canceled except by written agreement executed by both parties. Except as otherwise expressly set forth herein, the terms and provisions of the Lease are and shall remain in full force and effect.
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      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date and year first above written.

                                 LANDLORD:

                                 WESTWOOD CENTER,  L.L.C.


__________________               By:  /s/   John B. Detwiler
                                      _______________________
                                 Name:      John B. Detwiler
                                 Title:     Vice President



                                 TENANT:

                                 INTERLIANT, INC.


__________________               By:    /s/ James M. Lidestri
                                        ______________________
                                 Name:      James M. Lidestri
                                 Title:     President